PHOENIX SERIES FUND
CIK# 0000019469
ANNUAL 10/31/07


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-
Series 1- Class A $21,517, Class B $273, Class C $1,137.
Series 3- Class A , B, C is zero.
Series 5- Class A $6,009, Class B $158 and Class C $76.
Series 7- Class A , B, C, I is zero.
Series 8- Class A $2,092, Class B $43 and Class C $34.

73A1/73A2-
Series 1- Class A $0.3470, Class B $0.2340, Class C $0.2340.
Series 3- Class A, Class B and Class C is zero.
Series 5- Class A $0.2250, Class B $0.2010 and Class C $0.2010.
Series 7- Class A, Class B, Class C and Class I is zero.
Series 8- Class A $0.2640, Class B $0.2260 and Class C $0.2240.

74U1/74U2-
Series 1- Class A 59,400, Class B 974, Class C 4,632.
Series 3- Class A 27,151, Class B 661, Class C 252.
Series 5- Class A, Class B and Class C is zero.
Series 7- Class A 7,230, Class B 964, Class C 429, Class I 116.
Series 8- Class A, Class B and Class C is zero.

74V1/74V2-
Series 1- Class A $15.48, Class B $15.41, Class C $15.40.
Series 3- Class A $18.18, Class B $16.55, Class C $18.06.
Series 5- Class A, Class B and Class C is zero.
Series 7- Class A $17.98, Class B $15.97, Class C $15.96, Class I $17.99. Series 8- Class A, Class B and Class C is zero.